   As filed with the Securities and Exchange Commission on September 18, 2001
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                               ATHEROGENICS, INC.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                          58-2108232
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                8995 WESTSIDE PARKWAY, ALPHARETTA, GEORGIA 30004
          (Address of principal executive offices, including zip code)

                  ATHEROGENICS, INC. 2001 EQUITY OWNERSHIP PLAN
                            (Full title of the plan)

                                 ---------------

             RUSSELL M. MEDFORD                             COPY TO:
   PRESIDENT AND CHIEF EXECUTIVE OFFICER           LEONARD A. SILVERSTEIN, ESQ.
             ATHEROGENICS, INC.                    LONG ALDRIDGE & NORMAN LLP
            8995 WESTSIDE PARKWAY                   303 PEACHTREE STREET, N.E.
         ALPHARETTA, GEORGIA  30004                        SUITE 5300
 (Name and address of agent for service)            ATLANTA, GEORGIA  30308-3201
                 (678) 336-2500                          (404) 527-4000
 (Telephone number, including area code,
              of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================

       Title Of                                       Proposed               Proposed
      Securities                Amount                 Maximum                Maximum               Amount Of
         To Be                   To Be             Offering Price            Aggregate            Registration
      Registered            Registered(1)           Per Share(2)        Offering Price(2)             Fee(2)

=================================================================================================================

Common Stock, no par
value                          2,000,000                $4.97               $9,940,000               $2,485
per share

=================================================================================================================

(1) The shares of common stock being registered represent shares of common stock available for issuance as stock awards or upon the exercise of options or stock appreciation rights to be granted under the AtheroGenics, Inc. 2001 Equity Ownership Plan. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 2001 Equity Ownership Plan.

(2) The offering price for these shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our common stock on September 17, 2001 as reported on the Nasdaq National Market.




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the AtheroGenics, Inc. 2001 Equity Ownership Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act. These documents are not being filed with the Securities and Exchange Commission as a part of this Registration Statement in accordance with Rule 428(b) and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all securities offered in this registration statement have been sold or which de-registers all securities then remaining unsold.

         We have filed the following documents with the Commission:

         (1) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (3) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

         (4) Our description of common stock included in Item 1 of the Registration Statement on Form 8-A (Registration No. 0-31261), as filed with the Commission on August 4, 2000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Fourth Amended and Restated Articles of Incorporation eliminate, as permitted by Section 14-2-202(b)(4) of the Georgia Business Corporation Code, the personal liability of directors and officers for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties; provided, however, that our Articles of Incorporation and Section 14-2-202(b)(4) of the Georgia Code do not permit us to eliminate or limit liability for (1) a breach of duty involving appropriation of a business opportunity of ours; (2) an act or omission which involves intentional misconduct or a knowing violation of law; (3) any transaction from which an improper personal benefit is derived; or (4) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. In addition, if at any time the Georgia Code is amended to authorize further elimination or limitation of personal liability, then the liability of each of our directors and officers shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Georgia Code requirement such action.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of any of our directors for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a member of our board of directors. Section 14-2-851 also provides such indemnity for directors who, at our request, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise.

Section 14-2-851 permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to our best interest and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses, including attorneys' fees, incurred with respect to a proceeding. However, if the director is adjudged liable to us in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of
Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors, are entitled to indemnification against reasonable expenses as a right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (1) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (2) by a majority of the members of a committee of two or more disinterested directors, (3) by special legal counsel or (4) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, we may, as provided by our Articles of Incorporation, Bylaws, general or specific actions by our board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         Our officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act," including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. We pay the cost of such insurance as permitted by our Bylaws and the laws of the State of Georgia.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
5                 Opinion of Long Aldridge & Norman LLP.

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).

24.1 Powers of Attorney (see signature pages to this registration statement).

ITEM 9.  UNDERTAKINGS

         A.        RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on September 18, 2001.

                                    ATHEROGENICS, INC.
                                     (Registrant)

                                    By:      /s/ Russell M. Medford
                                       -----------------------------------------
                                         Russell M. Medford
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell M. Medford and Mark P. Colonnese, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 18, 2001.

Signatures                                                    Title
----------                                                    -----


   /s/ Russell M. Medford                                     President, Chief Executive Officer and Director
------------------------------------                          (Principal Executive Officer)
Russell M. Medford



   /s/ Mark P. Colonnese                                      Vice President of Finance and Administration and Chief
------------------------------------                          Financial Officer
Mark P. Colonnese                                             (Principal Financial Officer and Principal Accounting
                                                              Officer)


   /s/ Michael A. Henos                                       Chairman of the Board of Directors
------------------------------------
Michael A. Henos


                    (Signatures continued on following page)



   /s/ R. Wayne Alexander                                     Director
------------------------------------
R. Wayne Alexander


   /s/ Vaughn D. Bryson                                       Director
------------------------------------
Vaughn D. Bryson


   /s/ T. Forcht Dagi                                         Director
------------------------------------
T. Forcht Dagi


   /s/ Arthur M. Pappas                                       Director
------------------------------------
Arthur M. Pappas


   /s/ William A. Scott                                       Director
------------------------------------
William A. Scott


   /s/ Steven G. Sudovar                                      Director
------------------------------------
Steven G. Sudovar

EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
5                       Opinion of Long Aldridge & Norman LLP.

23.1                    Consent of Ernst & Young LLP.

23.2 Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).

24.1 Powers of Attorney (see signature pages to this registration statement).